                                                                   EXHIBIT 10.44

                                LEASE AGREEMENT
                                ---------------



                                  "Landlord:"
                                   --------


                               BLUFFS GROUP III,
                        a California Limited Partnership



                                   "Tenant:"
                                    ------


                           DIGITAL SOUND CORPORATION



                                October 1, 1996

TABLE OF CONTENTS
-----------------


1.  LEASE OF PREMISES AND CONSTRUCTION BY LANDLORD...     2
    1.1.  Lease of Premises
    1.2.  Construction by Landlord
    1.3.  Description of Premises
    1.4.  Preparation of Premises; Occupancy

2.  TERM OF LEASE....................................     3
    2.1.  Initial Term
    2.2.  Option to Extend Term of Lease

3.  RENT.............................................     3
    3.1.  Minimum Monthly Rent
    3.2.  Additional Rent
    3.3.  Time and Manner of Payment
    3.4.  Adjustment to Minimum Monthly Rent
    3.5.  Prepaid Rent
    3.6.  Security Deposit

4.  PROPERTY OPERATING EXPENSES......................     7
    4.1.  Payment by Tenant
    4.2.  Definitions
    4.3.  Books and Records

5.  LANDLORD'S MANAGEMENT OF BUILDING................     9
    5.1.  Management of Building
    5.2.  Rules and Regulations

6.  USE; LIMITATIONS ON USE..........................     9
    6.1.  Tenant's Use of Premises
    6.2.  Limitations on Use

7.  ALTERATIONS......................................    11
    7.1.  Changes by Tenant
    7.2.  Mechanics' Liens

8.  UTILITIES........................................    11

9.  TENANT'S PERSONAL PROPERTY.......................    12
    9.1.  Personal Property Taxes
    9.2.  Installation of Property
    9.3.  Removal of Personal Property

10. CARE AND MAINTENANCE.............................    12
    10.1. Landlord's Maintenance
    10.2. Tenant's Maintenance
    10.3. Janitorial Service

11. INDEMNITY AND INSURANCE..........................    13
    11.1. Indemnification Agreement
    11.2. Duty to Defend
    11.3. Public Liability and Property Damage
    11.4. Tenant's Property Insurance
    11.5. Proof of Insurance
    11.6. Landlord's Insurance

    11.7. Waiver of Subrogation

12. DAMAGE OR DESTRUCTION............................   15
    12.1. Landlord to Repair
    12.2. Termination; Abatement of Rent

13. CONDEMNATION.....................................   16
    13.1 Entire Premises
    13.2 Partial Taking
    13.3 Transfer Under Threat of Condemnation
    13.4. Awards and Damages
    13.5. Arbitration

14. ASSIGNING, SUBLETTING AND HYPOTHECATING..........   17
    14.1. Landlord's Consent Required
    14.2. Tenant Affiliate
    14.3. Applications for Landlord's Consent
    14.4. Assumption by Assignee
    14.5. Reimbursement of Expenses
    14.6. Continuing Obligation

15. DEFAULTS.........................................   19
    15.1. Default by Tenant
    15.2. Breach of Covenant; Abandonment, Etc.
    15.3. Insolvency of Tenant
    15.4. Default by Landlord

16. LANDLORD'S REMEDIES..............................   20
    16.1 Termination
    16.2 Reentry Without Termination
    16.3 Recovery of Rent
    16.4 Landlord's Damages
    16.5 Assignment of Subrents
    16.6 Power of Receiver
    16.7 Remedies Cumulative and Not Exclusive
    16.8 Rights and Remedies Not Waived

17. LANDLORD'S RIGHT TO CURE DEFAULTS................   23

18. SUBORDINATION OF LEASE; ESTOPPEL.................   23
    18.1. Subordination Estoppel Certificates
    18.2. Failure to Deliver
    18.3. Attornment
    18.4. Financial Statements

19. SIGNS AND ADVERTISING............................   24

20. LANDLORD'S ENTRY ON PREMISES.....................   24
    20.1. Right of Entry
    20.2. Exercise of Right

21. SALE OR TRANSFER OF PREMISES.....................   25

22. SURRENDER ON TERMINATION; HOLDING OVER...........   25
    22.1. Surrender of Premises
    22.2. Removal of Alterations

23. GENERAL PROVISIONS...............................   26
    23.1.  Notices
    23.2.  Joint and Several Liability
    23.3.  Negation of Partnership
    23.4.  Bindings on Successors, Etc.
    23.5.  Arbitration
    23.6.  Legal Fees and Costs
    23.7.  Partial Invalidity
    23.8.  Complete Agreement
    23.9.  Brokers
    23.10. Effective Date


EXHIBITS ATTACHED:
------------------
Exhibit A  Legal Description
Exhibit B  Rendering of Leased Premises in Existing Building
Exhibit C  Tenant Improvements to Existing Building

                                LEASE AGREEMENT

         THIS LEASE AGREEMENT (the "Lease") is made and entered into, effective on the date set forth below, by and between BLUFFS GROUP III, a California limited partnership ("Landlord"), and DIGITAL SOUND CORPORATION, a California corporation ("Tenant"), with reference to the following facts:

RECITALS:
---------

     A. Landlord is the owner of that certain parcel of real property (the "Land"), together with that certain 78,600-square-foot commercial building situated thereon (the "Existing Building"), located at 6303 and 6307 Carpinteria Avenue, Carpinteria, California (the Land and the Existing Building and all future improvements situated on the Land are collectively referred to as the "Property"), the legal description of which is attached hereto as Exhibit A.

     B. Pursuant to that certain:

        1) Lease dated December 21, 1989 (the "Master Lease"), Landlord has leased the entire Existing Building to Digital Sound Corporation ("Digital"); and

        2) Sublease dated June 8, 1994 (the "Sublease"), Tenant, has subleased to Subtenant, MetaTools, approximately 14,580 square feet of the Existing Building.

     C. Tenant desires to reduce the amount of space which it leases at the Existing Building, and concurrently with the execution of this Lease, Landlord and Tenant, are executing that certain "Termination of Lease and Sublease Agreement" in order to terminate the Lease and the Sublease.

     D. The parties desire to execute this Lease in order to memorialize their understandings:

        1) That Tenant shall lease from Landlord approximately 53,139 square feet of space at the Existing Building, including 6,539 square feet of additional space for new administrative offces and cafeteria (additional building space).

LEASE AND AGREEMENTS:
---------------------
        NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.  LEASE OF PREMISES AND CONSTRUCTION BY LANDLORD
    ----------------------------------------------

    1.1. LEASE OF PREMISES  Subject to the terms and conditions set forth below,
         -----------------
         Landlord hereby leases to Tenant, and Tenant hereby leases from
         Landlord:

         1.1.1. Premises in Existing Building That portion of the Existing
                -----------------------------
                Building consisting of approximately 53,139 square feet, as depicted on the rendering attached to this lease as Exhibit B.

         1.1.2. Additional Building  The Additional Building which Landlord is
                -------------------
                required to construct pursuant to Section 1.2.2, below.

     1.2. CONSTRUCTION BY LANDLORD  Landlord hereby agrees:
          ------------------------

         1.2.1. New Addition and Tenant Improvements on Existing Building.  To
                ---------------------------------------------------------
                construct at the Existing Building on or before October 1, 1996, at Landlord's sole cost and expense, the Tenant Improvements described at Exhibit C to this Lease (the "Tenant Improvements"). Tenant shall cooperate reasonably with Landlord, its architect, and its construction contractors to enable Landlord to complete such Tenant Improvements in a prompt fashion.

          1.2.2. Additional Building.  To construct additional building space,
                 -------------------
                 contiguous with the Existing Building, in accordance with the Construction Agreement set forth as Exhibit D to this Lease (Architectural Drawings dated April 18, 1996) (a) the Additional Building, having a 'foot print' of approximately 6,539 square feet, consisting of a one-story structure containing not less than 6,539 square feet of office space and a cafeteria.

          1.2.3. Warranty and Indemnification. Landlord warrants to Tenant that
                 ----------------------------
                 the construction comprising the Tenant Improvements in the Existing Building and the Additional Building will be free from latent and patent defects in materials and workmanship and will comply with the applicable industry standards for like commercial structures. The provisions of California Civil code
                 Section 337.15 shall apply to the foregoing warranty. Landlord shall indemnify, defend and hold harmless Tenant from and against any loss, cost, liability or expense (including reasonable attorney's fees) arising out of any breach or claimed breach of this warranty.

     1.3. DESCRIPTION OF PREMISES. Unless the context otherwise requires, the
          -----------------------
          term "Premises" shall include the leased Premises in the Existing Building described in Section 1.1, above, and the Additional Building, including windows and doors and all fixtures installed by Landlord within the Premises, but excluding the roof and the exterior surface of all exterior walls of such Buildings. As long as Tenant is not in default under this Lease, Tenant shall have the nonexclusive right to use in common with other tenants of the Buildings the Common Areas and facilities included in the Buildings, together with such easements for ingress and egress as are reasonably necessary for Tenant's use and occupancy of the Premises.

     1.4. PREPARATION OF PREMISES; OCCUPANCY.  Not later than October 1, 1996
          ----------------------------------
          Landlord shall complete the Tenant Improvements required by Section 1.2.1, above, and deliver possession of the Premises to Tenant.

2.   TERM OF LEASE
     -------------

     The term of this Lease shall consist of the initial term and each extended term (collectively, the "Lease Term").

     2.1. INITIAL TERM.  The initial term of this Lease shall commence on or
          ------------
          about October 1, 1996 and expire on September 30, 2006.

     2.2. OPTION TO EXTEND TERM OF LEASE.  Landlord hereby grants to Tenant two
          ------------------------------
          options (the "Lease Options") to elect to extend the term of this Lease for two (2) periods of five (5) years each following the expiration of the initial term (the "extended terms"), by delivering to Landlord notice of exercise of such option (the "option notice") with respect to each such extended term at least one hundred eighty
          (180) days but not more than one (1) year before the expiration of the immediately preceding term; provided, if Tenant is in material default of its obligations under this Lease either on the date of giving the option notice or on the date on which any extended term is to commence, then at the election of Landlord delivered to Tenant in writing not later than the end of the immediately preceding term, such option notice shall be ineffective and the extended term shall not commence and this Lease shall expire at the end of the then existing term.

          2.2.1. Rent During Extended Term. During each extended term of this
                 -------------------------
                 Lease, the amount of Minimum Monthly Rent shall be determined under Section 3.1, below, and all of the provisions of this Lease shall remain in full force and effect.

3.   RENT
     ----

     3.1. MINIMUM MONTHLY RENT.  Subject to adjustment pursuant to Section 3.4,
          --------------------
          below, Tenant shall pay to Landlord minimum monthly rent (the "Minimum Monthly Rent") for the Premises in the amount of Sixty Nine Thousand and Eighty Dollars ($69,080.00) (representing the agreed Minimum Monthly

        Rent, at $1.30 per square foot, for the entire 53,139 square feet of space which Landlord has agreed to lease to Tenant in the Existing Building) per month for the period from the date on which Landlord completes the Tenant Improvements required to be constructed pursuant to
        Section 1.2.1, above, and delivers possession of the Premises to Tenant. Such amount assumes that upon completion of such Tenant Improvements, Landlord shall deliver to Tenant possession of 53,139 square feet of space in the Existing Building.

        If Tenant believes that the actual number of square feet provided to Tenant in the Existing Building is less than 53,139, then Tenant shall deliver a written objection to Landlord within thirty (30) days following the Landlord's completion of the Tenant Improvements. Tenant and Landlord shall endeavor to agree upon the actual number of such square feet provided to Tenant in the Existing Building. If they are unable to agree within seven (7) days, then each shall designate an architect, and the two architects so selected shall determine (in accordance with customary practice for measuring the space in similar buildings) the actual number of square feet of space in the Existing Building leased to Tenant.

        If the actual number of square feet so leased to Tenant in the Existing Building is less than 53,139, then the amount of Minimum Monthly Rent payable by Tenant shall be adjusted accordingly, and Landlord and Tenant shall execute an amendment to this Lease reflecting such modification. If Tenant fails to object to the number of square feet leased to Tenant within thirty (30) days after completion of the Tenant Improvements, then Tenant shall be deemed to have irrevocably waived such objection.

     3.2. ADDITIONAL RENT.  Tenant shall pay to Landlord or its designee, as
          ---------------
          additional rent, such other amounts as this Lease requires Tenant to pay.

     3.3. TIME AND MANNER OF PAYMENT.
          --------------------------

          3.3.1. Time. All Minimum Monthly Rent shall be due and payable on the
                 ----
                 first day of each calendar month of the Lease Term. Minimum Monthly Rent for a period constituting less than a full calendar month shall be prorated on the basis of a thirty (30) day month. All Minimum Monthly Rent payable by Tenant hereunder shall be paid to Landlord not later than five o'clock p.m. on the day on which first due, without any deduction, setoff, prior notice or demand.

          3.3.2. Manner of Payment. All rent shall be paid in lawful money of
                 -----------------
                 the United States at such place as Landlord shall designate from time to time in writing. Landlord shall not be obligated to accept checks (other than cashier's or certified checks) after any check tendered by Tenant is resumed by Tenant's bank for any reason other than bank error.

          3.3.3. Late Payment and NSF Charges. If Tenant fails to make any
                 ----------------------------
                 payment of rent within ten (10) days of the date on which such payment first becomes due, then Tenant shall pay to Landlord a late payment penalty equal to one and one-half percent (1.5%), up to a maximum of three percent (3%) based on Landlord's Lender requirements for late payment, of the amount of the delinquency, which amount the parties agree is a reasonable estimate of the Landlord's damages and additional costs as a result of the delinquency, including processing and accounting charges and late charges that may be imposed on Landlord by its lender. If the delinquency is attributable to a check tendered by Tenant in payment of rent being resumed to Landlord by Tenant's bank for any reason other than for bank error, then in addition to such late payment penalty Tenant shall pay Landlord a resumed check fee of Twenty Five Dollars ($25.00), which the parties agree is a reasonable estimate of Landlord's additional costs as a result of the resumed check. Upon Landlord's delivering notice of nonpayment to Tenant, the entire amount due, including rent, late charge, and returned check fee, shall bear interest at the lesser of ten percent (10.0%) per annum or the maximum rate then permitted by law until paid in full.

     3.4. ADJUSTMENT TO MINIMUM MONTHLY RENT. The Amount of Minimum Monthly Rent
          ----------------------------------
          payable by Tenant under this Lease shall be adjusted as of each Adjustment Date during the Lease Term.

          3.4.1. Definitions.  For purposes of this Lease, the term:
                 -----------

                 "Adjustment Date" shall mean, commencing with October 1, 1997,
                  ---------------
                 each October 1 during the Lease Term.

                 "Base Period" shall mean the calendar month of October 1996.
                  -----------

                 "Comparison Period" shall mean the second full calendar month
                  -----------------
                 immediately preceding the Adjustment Date.

                 "Index" shall mean the Consumers' Price Index for All Urban
                  -----
                 Consumers, All Items for the Los Angeles-Anaheim-Riverside area, 1982-84=100 Base, as published by the Bureau of Labor Statistics. If such Index is no longer published, then the term "Index" shall refer to each successor or comparable Index mutually agreed by the parties to be authoritative, and if the parties are unable to agree, then the substituted Index shall be selected by the then-presiding judge of the Superior Court for the County in which the Property is located upon application of either party.

                 "Rent Commencement Date" shall mean (a) with respect to the
                  ----------------------
                 portion of the Premises in the Existing Building, the first date as of which Tenant becomes obligated to pay the Minimum Monthly Rent.

          3.4.2. Adjustment. The amount of Minimum Monthly Rent payable by
                 ----------
                 Tenant from each, Adjustment Date until the next following Adjustment Date shall be determined by multiplying (a) the Minimum Monthly Rent deemed to be in effect on the Rent Commencement Date pursuant to Section 3.4.2.A, below, times (b) a fraction, the numerator of which shall be the Index figure for the Comparison Period and the denominator of which shall be the Index figure for the Base Period.

                 A. For purposes of this Section 3.4.2, the amount of Minimum Monthly Rent deemed to be in effect on the Rent Commencement Date for:
                 (1) The portion of the Premises in the Existing Building shall be equal to the product determined by multiplying (a) One Dollar and Thirty Cents ($1.30), times (b) the actual number of square feet in the portion of the Premises in the Existing Building, as determined pursuant to Section 3.1, above; and
                 B. In no event shall the amount of the increase in Minimum Monthly Rent imposed as of any Adjustment Date exceed by more than five percent (5.0%) the amount of Minimum Monthly Rent due immediately prior to such Adjustment Date.
                 C. In no event shall the amount of Minimum Monthly Rent be reduced below the amount of Minimum Monthly Rent in effect immediately prior to the Adjustment Date.

          3.4.3. Rent Pending Adjustment. If the Comparison Period Index figure
                 -----------------------
                 for an Adjustment Date is not available on such date, then Tenant shall continue to pay the amount of Minimum Monthly Rent in effect immediately prior to the Adjustment Date until the Index figure for the Comparison Period is available, at which time Tenant immediately shall pay Landlord the amount required to reflect, retroactive to the Adjustment Date, the increased Minimum Monthly Rent for such period.

          3.4.4. Notice of Adjustment. Landlord shall endeavor to provide Tenant
                 --------------------
                 written notice of the adjustments pursuant to this Section 3.4, setting forth the computation thereof, on or before each Adjustment Date or as soon thereafter as practicable, but no delay in computing or giving notice of any adjustments shall constitute a waiver of the right of either party to have such adjustments made, retroactive to the applicable Adjustment Date, once such computation has been made.

     3.5. PREPAID RENT. Upon execution of this Lease, Tenant shall pay Landlord
          ------------
          the sum of Sixty-nine Thousand and Eighty Dollars ($69,080.00) as prepaid Minimum Monthly Rent (the "Prepaid Rent"). Such amount shall be applied by Landlord against the amount of Minimum Monthly Rent due during the first month (and, to the extent of any unapplied Prepaid Rent, the second month) of the Lease Term.

     3.6. SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall pay to
          ----------------
          Landlord the sum of Sixty-nine Thousand and Eighty Dollars ($69,080.00) as a security deposit (the "Security Deposit"). Landlord agrees to credit the Security Deposit paid by Tenant pursuant to the 1989 Master Lease, against the $69,080 and to credit any overage against Tenant's first months rent hereunder. If Tenant defaults in the performance of its obligations under this Lease, then Landlord may, but shall not be obligated to, use the Security Deposit, or any portion thereof, to cure such default or to compensate Landlord for any damage, including late charges, sustained by Landlord resulting from Tenant's default. Immediately upon demand by Landlord, Tenant shall pay to Landlord an amount equal to the portion of the Security Deposit so expended or applied by Landlord as provided herein in order to maintain the Security Deposit in the original amount initially deposited with Landlord. If Tenant is not in default at the expiration or termination of this Lease, then Landlord shall return the unexpended portion of the Security Deposit to Tenant, without interest. Landlord's obligations with respect to the Security Deposit shall be those of debtor, and not of trustee, and Landlord shall be entitled to commingle the Security Deposit with its general funds.

4. PROPERTY OPERATING EXPENSES
   ---------------------------

   4.1.  PAYMENT BY TENANT. Tenant shall pay to Landlord on the first day of
         -----------------
         each full calendar month of the Lease Term as additional rent Tenant's Proportionate Share of Property Operating Expenses. If the Lease Term begins on a day other than the first day of a month, then Tenant shall pay, in advance, its prorated share of the Landlord's Operating Costs for such partial month. It is the intention of the parties that the Monthly Minimum Rent shall be absolutely "triple net," and that Tenant shall reimburse Landlord for Tenant's Proportionate Share of all costs and expenses paid or incurred by Landlord in connection with the Property.

         4.1.1. Accounting Period. The accounting period for determining
                -----------------
                Landlord's Property Operating Expenses shall be the calendar year, except that the first accounting period shall commence on the effective date and the last accounting period shall end on the date the Lease Term expires or terminates. Property Operating Expenses for any portion of an accounting period not included within the Lease Term shall be prorated on the basis of a 360-day year.

         4.1.2. Estimated Costs: Reconciliation of Payments. Landlord shall
                -------------------------------------------
                furnish to Tenant at the commencement of each accounting period an estimate of the Property Operating Expenses reasonably anticipated by Landlord for the ensuing accounting period, and Tenant's monthly Proportionate Share thereof. Within sixty (60) days after the end of each accounting period, Landlord shall furnish to Tenant a correct statement showing the actual Property Operating Expenses for such period, Tenant's Proportionate Share thereof, and the sum of the estimated payments made by Tenant during such period. If:

                Tenant's Proportionate Share of the actual Property Operating Expenses for the preceding accounting period exceeds the estimated payments made by Tenant during that period, then Tenant shall pay any deficiency to Landlord within thirty (30) days after Tenant's receipt of Landlord's statement; or

                The estimated payments made by Tenant during the preceding accounting period exceed Tenant's Proportionate Share of the actual Property Operating Expenses for that period, then the overage shall be credited against the next payments of Property Operating Expenses becoming due from Tenant.

     4.2. DEFINITIONS.  For purposes of this Lease, the term:
          -----------

          4.2.1. "Common Areas" shall mean all areas and facilities within the
                  ------------
                 exterior boundaries of the property which are not specifically leased or specifically available for lease to Tenants and which are provided and designated by Landlord for the general use and convenience of all tenants of the building and their respective agents, employees, patrons and invitees. Common Areas shall include, without limitation, exterior walls and roofs, and all areas outside the exterior walls of demised premises (e.g., walkways, patios, landscaped areas, sidewalks, loading areas, parking areas and roadways).

          4.2.2. "Landlord's Insurance" shall mean the premium cost for all
                  --------------------
                 casualty, public liability, and other insurance maintained by Landlord in connection with its ownership and operation of the Property.

          4.2.3. "Property Operating Expenses" shall mean the sum of (a) Real
                  ---------------------------
                 Property Taxes, (b) Repair and Common Area Maintenance Costs, and (c) Landlord's Insurance.

          4.2.4. "Proportionate Share" shall mean the fraction determined by
                  -------------------
                 dividing (a) the number of square feet of leasable space in the Buildings occupied by Tenant, by (b) the total number of square feet of leasable space in the Buildings (approximately 50%).

          4.2.5. "Real Property Taxes" shall mean and include all taxes,
                  -------------------
                 assessments, and other govermental charges, general and special, ordinary and extraordinary, of any kind and nature whatsoever, levied or assessed against all or any part of the Property, including but not limited to assessment for public improvements, benefits or facilities (including parking district assessments) which shall be levied or assessed against the Property or any part thereof, but excluding franchise, estate, inheritance, succession, capital levy, transfer, income or excess profits tax imposed upon Landlord. If at any time during the Lease Term, under the laws of California (or any political subdivision thereof), a tax or excise on rents or any other tax is levied or assessed against Landlord on account of the rent expressly reserved hereunder, in addition to or as a substitute in whole or in part for taxes assessed or imposed by California or such political subdivision on land and/or buildings, such tax or excise shall be included within the definition of "real property taxes," but only to the extent of the amount thereof which is lawfully assessed or imposed as a direct result of Landlord's ownership of this Lease or of the rental accruing under this Lease. With respect to any assessment which is levied against or upon the Property, and which under the laws then in force may be evidenced by improvement or other bonds, or may be paid in annual installments, Tenant shall pay each year only Tenant's Proportionate Share of the amount of such annual installment or portion thereof as Landlord shall be required to pay during such year (with appropriate proration for any partial year), and Tenant shall have no obligation to continue such payments after the termination of this Lease.

          4.2.6. "Repair and Common Area Expenses" shall mean all expenses paid
                  -------------------------------
                 by Landlord and directly connected with the operation, repair and maintenance of the Property, to the extent that such costs are not paid directly by Tenant or required to be borne by Landlord pursuant to the Lease. Such costs shall include (a) the costs of utilities, heating, air conditioning, and janitorial services (including trash removal) supplied to any Common Areas; and (b) direct costs incurred for security and fire protection.

     4.3. BOOKS AND RECORDS.  Landlord shall maintain at its principal place of
          -----------------
          business complete and accurate books of account reflecting Property Operating Expenses, and Landlord's statements to Tenant for those expenses shall be based upon such books. Landlord shall retain said books of account for at least six (6) months after the close of each accounting period, and Tenant shall have the right at reasonable times during the Lease Term to inspect said books.

5. LANDLORD'S MANAGEMENT OF BUILDING
   ---------------------------------

     5.1. MANAGEMENT OF BUILDING.  Landlord may operate and manage the Property
          ----------------------
          either directly or through such third-party managers as Landlord, in its sole and absolute discretion, deems appropriate. Landlord, in its sole discretion following reasonable advance notice to Tenant, may (a) close the Common Areas when and to the extent necessary for maintenance or renovation purposes; (b) make changes to the Common Areas, including without limitation changes in the location or nature of driveways, entrances, exits, parking spaces, or the direction of the flow of traffic; and (c) subject to Tenant's approval and written consent, change the plan of the Buildings to the extent necessary for expansion, remodeling or renovation, so long as the changes do not unreasonably interfere with ingress to and egress from the Premises and do not conflict with applicable zoning ordinances for the City of Carpinteria.

     5.2. RULES AND REGULATIONS. Landlord from time to time may promulgate,
          ---------------------
          amend and enforce against Tenant and the Premises reasonable rules and regulations for the safety, care and cleanliness of the Premises and the Property; provided, however, that all such rules and regulations shall apply substantially equally and without discrimination to all tenants of the Property and no such rule or regulation shall require Tenant to pay additional rent. Tenant shall abide by such rules and regulations, and a violation of any such rule or regulation shall constitute a default by Tenant under this Lease.

6. USE: LIMITATIONS ON USE
   -----------------------

   Tenant:
     6.1. TENANT'S USE OF PREMISES. The Premises shall be used and occupied only
          ------------------------
          for office, research and development, electronic products, manufacturing and assembly, and related uses, and for no other purpose without Landlord's prior written consent.

     6.2. Limitations on Use. Notwithstanding any provision of this Lease to the
          ------------------
          contrary,

          6.2.1. Insurance Hazards. Shall neither engage in nor permit others to
                 -----------------
                 engage in any activity or conduct that will cause the cancellation of any of Landlord's Insurance. Upon reasonable notice from Landlord, Tenant shall pay any increase in insurance premiums to the extent attributable solely to Tenant's particular use of the Premises.

          6.2.2. Compliance with Law. At Tenant's sole cost and expense, shall
                 -------------------
                 comply with all of the requirements, ordinances and statutes of all municipal, state and federal authorities now in force, or which hereafter may be in force, pertaining to the Premises and the use and occupancy thereof by Tenant, including any statutes or ordinances requiring modifications to the Premises in order to protect or promote the health, safety or well-being of persons who are or may be present therein or to enable the Premises to be used or any business operated therein to be conducted in a manner that is more efficient or economical or with fewer environmental impacts. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinances or statutes in the use of the Premises shall be conclusive of that fact as between Landlord and Tenant.

          6.2.3. Waste: Nuisance. Shall not commit, or suffer to be committed,
                 ---------------
                 at the Property, any waste, nuisance, or other unreasonable annoyance which may disturb the quiet enjoyment of the owners or occupants of adjacent areas of the Property or other properties.

          6.2.4. Hazardous Substances. Shall not use any Hazardous Materials on
                 --------------------
                 or about the Property, shall conduct its business in compliance with all Hazardous Materials Laws, and shall indemnify, defend Landlord, and hold Landlord harmless from all damage, cost, or expense attributable to the use of Hazardous Materials on or about the Property by Tenant, its agents, and invitees. The term:

                 A.  "Hazardous Materials" means oil petroleum products or
                      -------------------
                     derivatives, PCB's, explosive substances, asbestos, radioactive materials or waste, other toxic, contaminating or polluting materials, substances or wastes, or any other material included from time to time in the definition of terms such as "hazardous substances," "hazardous wastes, "hazardous materials," or "toxic wastes," under Hazardous Material Laws, including any such materials which are or may have been stored in underground storage tanks or other storage facilities.
                 B.  "Hazardous Materials Laws" means all federal, state, and
                      ------------------------
                     local laws, ordinances, regulations, and standards relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, sale, disposal, or transportation of any materials which are dangerous or potentially dangerous to individuals or the environment.

7. ALTERATIONS
   -----------

     7.1. CHANGES BY TENANT.  Tenant shall not undertake during the Lease Term
          -----------------
          renovations or alterations to the Premises costing more than Five Thousand Dollars ($5,000.00) in any calendar year without first submitting to Landlord written plans setting forth any proposed alterations and obtaining Landlord's prior written consent. Any additions, improvements or other alterations, including any remodeling or redecorating, that Tenant may desire to undertake at the Premises shall be made at Tenant's sole cost and expense and in compliance with all applicable governmental requirements. Once Landlord has approved any such proposed alterations, Tenant shall give Landlord not less than three (3) and not more than ten (10) days prior noitice of the date on which the construction of such alterations or improvements will begin and, at the request of Landlord, will post and record a notice of non-responsibility on the Premises on Landlord's behalf.
          Any such alterations or improvements immediately shall become a part of the Premises and, unless Landlord exercises its right to require Tenant to remove such alterations, shall be surrendered to Landlord upon the expiration or sooner termination of this Lease.

     7.2. Mechanics' Liens. Tenant shall cause any such alterations to be
          ----------------
          completed in accordance with the plans and specifications presented to Landlord, shall pay all of the costs thereof, and shall keep the Property at all times free of mechanics' liens and other liens for labor, services, supplies, equipment or material furnished or used for such improvements.

8. UTILITIES
   ---------

   Tenant shall make all arrangements for and shall pay the charges when due for all water, gas and heat, light, power, telephone service, trash collection and all other services and utilities supplied to the Premises during the entire Lease Term, and promptly shall pay all connection and termination charges therefor. If utilities are not separately metered for the Premises, then Tenant shall pay its Proportionate Share of the costs of such utilities as a Property Operating Expense. The suspension or interruption in utility services to the Premises for causes beyond the reasonable ability of Landlord to control shall not constitute a default by Landlord or entitle Tenant to any reduction or abatement of rent.

9. TENANT'S PERSONAL PROPERTY
   --------------------------

   9.1. PERSONAL PROPERTY TAXES.  Tenant shall pay before delinquency all taxes
        -----------------------
        assessed against Tenant's personal property installed or located in or upon the Premises and that become payable during the Lease Term.

   9.2. INSTALLATION OF PROPERTY. Landlord shall have no interest in any
        ------------------------
        removable equipment, furniture or trade fixtures owned by Tenant or installed in or upon the Premises solely at the cost and expense of Tenant, other than heating, ventilating and air-conditioning equipment installed in or affixed to the Premises, unless Landlord is given a lien in such personal property by Tenant. Prior to creating or permitting the creation of any lien or security or reversionary interest in any removable personal property to be placed in or upon the Premises, Tenant shall obtain the written agreement of the party holding such interest to make such repairs necessitated by the removal of such property as may be necessary to restore the Premises to good condition and repair, excepting only reasonable wear and tear, in the event such property thereafter is removed from the Premises by said party or its agent or a purchaser therefrom pursuant to the exercise or enforcement of any rights incident to the interest so created, without any cost or expense to Landlord.

   9.3. REMOVAL OF PERSONAL PROPERTY. Provided that Tenant is not then in
        ----------------------------
        default, at the expiration of this Lease, Tenant at its own cost and expense may remove all removable equipment, furniture or trade fixtures owned by or installed at the expense of Tenant on the Premises during the Lease Term, other than any heating, ventilating or air-conditioning equipment installed by Tenant. All such personal property shall be removed prior to the close of business on the last day of the Lease Term, and Tenant shall make such repairs necessitated by the removal of said property as may be necessary to restore the Premises to good condition and repair. Any such property not so removed shall be deemed to have been abandoned as of the end of the Lease Term or, at the option of Landlord, shall be removed and placed in storage for the account and at the cost of Tenant.

10. CARE AND MAINTENANCE
    --------------------

    10.1. LANDLORD'S MAINTENANCE.  Landlord shall be responsible:
          ----------------------

          10.1.1. Repair. For the following repairs and maintenance: (a) Repairs
                  ------
                  or maintenance necessary to preserve the structural integrity of the Buildings; (b) replacement of structural components of the shell of the Building, including (1) exterior and load-bearing walls, foundations, sub-flooring and roof, (2) any encased plumbing, wiring, pipes, or conduits (unless the repair thereof is required as a result of Tenant's misuse), and (3) any machinery or equipment constituting an integral part of the building or its common facilities, including the major components of any heating, ventilating or air-conditioning systems serving the entire building; and (c) the repair and maintenance of the exterior surfaces and finishes of the Buildings, including the Building roofs.

          10.1.2. Construction Defects. To repair any construction defect to the
                  --------------------
                  extent required by Construction Law.

          10.1.3. Seismic and Other Requirements. Landlord shall be solely
                  ------------------------------
                  responsible for ensuring that the Premises comply fully with all rules, laws, regulations, and ordinances applicable to the Premises from time to time, including but not limited to (a) seismic and other similar earthquake safety ordinances or rules, and (b) the requirements of the Americans with Disabilities Act and other similar legislation and rules designed to ensure access for handicapped persons.

     10.2. TENANT'S MAINTENANCE.  Except for maintenance and repair obligations
           --------------------
           imposed upon Landlord by Section 10.1, above, Tenant at its own cost and expense, shall:

           10.2.1. Maintain. Maintain throughout the Lease Term in good and
                   --------
                   sanitary order, condition, and repair, all interior portion of the Premises, including without limitation, (a) the interior of the Premises, including flooring, plumbing, exposed wiring, paint and finish; (b) any doors, windows or skylights included within the Premises; and (c) any heating, ventilating or air-conditioning equipment serving only the Premises, for which Tenant shall procure a maintenance contract with a reputable contractor (provided, Tenant shall not be obligated to bear the capital repair or replacement costs for such HVAC, the obligation for which is imposed upon landlord under Section 10.1, above).

           10.2.2. Notify. Notify Landlord promptly of any damage to the
                   ------
                   Building, or the Common Areas resulting from or attributable to the acts or omissions of Tenant or its agents or employees, and thereafter promptly repair all such damage at Tenant's sole cost and expense.

     10.3. JANITORIAL SERVICE.  Tenant shall provide janitorial services for the
           ------------------
           interior of the Premises. Landlord shall provide janitorial and trash collection services to the Common Areas and to the exterior of the Buildings, the cost of which shall be a Property Operating Expense.

11. INDEMNITY AND INSURANCE
    -----------------------

     11.1. Indemnification Agreement. This Lease is made upon the express
           -------------------------
           condition that except for Landlord's negligent conduct, willful misconduct, or breach of its obligations under this Lease, Landlord shall not have any liability to Tenant or any other person for any injury to or death of any person or any damage to any property (including Tenant's property, business, or income) resulting from any cause which in any way is connected with the Premises, including without limitation damage or injury caused by the elements or breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, plumbing, air conditioning, or other electrical or mechanical fixtures or equipment. Tenant hereby waives all claims against Landlord for any liability, damage, loss, cost or expense, including attorneys' fees, for any such injury or damage resulting from or attributable to the fault or neglect of Tenant, excluding only injuries or damages caused by Landlord's negligence, willful misconduct, or a breach by Landlord of a duty imposed by law or by this Lease, or the negligence of any of Landlord's employees, agents or subcontractors.

     11.2. DUTY TO DEFEND. If any action or proceeding is commenced against
           --------------
           Landlord by reason of any claim attributable to the use and occupancy of the Premises by Tenant, or actions taken by or for or permitted by Tenant in or about the Premises or the Common Areas, then Tenant shall defend such claim at Tenant's expense. Tenant shall retain the sole right to settle or otherwise direct any action or proceeding arising pursuant to the indemnification described herein.

     11.3. PUBLIC LIABILITY AND PROPERTY DAMAGE. Tenant shall maintain
           ------------------------------------
           throughout the Lease Term at Tenant's sole cost and expense a policy of insurance against any liability to the public incident to the use of or resulting from any accident occurring in or about the Premises, with policy limits at least equal to Two Million Five Hundred Thousand Dollars ($2,500,000.00).

          11.3.1. Coverage. Such policy shall insure the contingent liability of
                  --------
                  Landlord and the performance by Tenant of its indemnity obligations under this Lease. Landlord shall be named as an additional insured in such policy.

          11.3.2. Review and Adjustment. Tenant shall review with Landlord every
                  ---------------------
                  three years the amount of the Tenant's Liability Insurance Limit in order to ensure that the protection coverage afforded thereby is in proportion to the protection coverage afforded at the commencement of this Lease. If the parties are unable to agree upon the amount of said coverage prior to the expiration of each such three-year period, then the amount of the Tenant's Liability Insurance Limit shall be adjusted to the amount of coverage recommended in writing by an insurance broker selected by the mutual agreement of Landlord and Tenant or, if they are unable to agree, then by an independent broker designated by the Board of Directors of the Association of Independent Insurance Brokers for Santa Barbara County.

     11.4. TENANT'S PROPERTY INSURANCE. Tenant at its own cost shall maintain on
           ---------------------------
           all of its personal property and removable fixtures and equipment situated in, on or about the Premises a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, in an amount equal to Tenant's Property Insurance Limit. The proceeds of such policy that become payable due to damage, loss or destruction of such property shall be used by Tenant for the repair or replacement thereof.

     11.5. PROOF OF INSURANCE. Each policy of insurance required of Tenant by
           ------------------
           this Lease shall be a primary policy, issued by an insurance company reasonably satisfactory to Landlord, and shall contain an endorsement requiring thirty (30) days written notice from the insurer to Landlord before cancellation or substantial change in the nature, scope or amount of coverage. At the commencement of the Lease Term and thereafter prior to expiration of any such policy, Tenant shall deliver to Landlord a certificate evidencing that each policy required by Tenant under this Lease is in effect and that the premiums therefor have been prepaid for at least the ensuing twelve-month period.

     11.6. LANDLORD'S INSURANCE.  Landlord shall maintain, at Tenant's prorated
           --------------------
           expense, casualty insurance on each Building in which the Premises are situated, insuring against loss by fire and the perils covered by an extended coverage endorsement, and public liability insurance insuring against personal injury and property damage, in such amount as Landlord reasonably determines to be appropriate and agreed to by Tenant.

     11.7. WAIVER OF SUBROGATION. Landlord and Tenant each release the other and
           ---------------------
           their respective agents and representatives from any claims for damage to any person or property or to the Premises that are caused from risks covered by insurance under this Lease which is in force at the time of the loss, and each party shall cause each policy of insurance obtained by it hereunder to provide for a waiver of subrogation against either party in connection with any loss covered by the policy.

12. DAMAGE OR DESTRUCTION
    ---------------------

    12.1. LANDLORD TO REPAIR. If the Premises or the Building in which the
          ------------------
          Premises are situated are totally or partially damaged or destroyed, then Landlord promptly shall repair the same, except that Landlord shall have the option to terminate this Lease if (a) the Premises or the Building in which the Premises are situated cannot reasonably be expected to be restored under existing law to substantially the same condition as existed prior to such damage or destruction within ninety
          (90) days from the date that the insurance proceeds become available to Landlord; or (b) if the costs of such restoration would exceed one-half (1/2) of the full insured value of the building and other improvements in which the Premises are situated; or (c) if the damage or destruction is uninsured and results from a casualty not customarily insured against by a policy of standard fire and extended coverage insurance having vandalism and malicious mischief endorsements. Any notice of termination given hereunder shall be given to Tenant within fifteen (15) days after Landlord determines the period of time required for and the estimated costs of such repair or restoration.

    12.2. TERMINATION: ABATEMENT OF RENT. This Lease shall not be terminated by
          ------------------------------
          any damage to or destruction of the Premises or the Building of which the Premises are a part unless notice of termination is given by Landlord to Tenant, or by Tenant to Landlord as provided by this
          Section 12.

          12.2.1. ABATEMENT. If the Premises are damaged or destroyed at any
                  ---------
                  time during the Lease Term, then there shall be an abatement or reduction of the Minimum Monthly Rent between the date of destruction and the date of completion of restoration, based on the extent to which the destruction interferes with Tenant's use of the Premises. If any repairs or restoration of the Premises permitted or required by Landlord are of such a nature that they cannot reasonably be expected to be substantially completed within 270 days from the date any insurance proceeds first become available to Landlord, then Tenant shall have the right to terminate this Lease by giving notice of termination to Landlord, specifying the effective date thereof, within ten (10) days after the period required to restore the Premises has been determined.

          12.2.2. TERMINATION. If then-applicable laws or zoning ordinances
                  -----------
                  preclude the restoration or replacement of the Premises in the manner herein before provided, then Landlord shall have the right to terminate this Lease immediately by giving written notice of termination to Tenant and thereupon both parties shall be released from all further liability under this Lease.

13. CONDEMNATION
    ------------

    13.1. ENTIRE PREMISES. If title or possession of the whole of the Premises
          ---------------
          is taken by duly constituted authority in condemnation proceedings under the exercise of the right of eminent domain, or if a partial taking renders the remaining portion of the Premises wholly unsusceptible for occupation, then this Lease shall terminate upon the vesting of title or taking of possession by the condemning authority.

    13.2. PARTIAL TAKING. Landlord shall have the right to terminate this Lease
          --------------
          by giving thirty (30) days prior written notice to Tenant within thirty (30) days after the nature and extent of the taking is finally determined if any portion of the Premises or the building and other improvements in which the Premises are 16 situated is taken by eminent domain. If Landlord does not terminate this Lease as provided herein, then this Lease shall remain in full force and effect. In such event, Landlord shall promptly make any necessary repairs or restoration at the cost and expense of Landlord, and the Minimum Monthly Rent from and after the date of the taking shall be reduced in the proportion that the value of the area of the portion of the Premises taken bears to the total value of the Premises immediately prior to the date of such taking or conveyance.

    13.3. TRANSFER UNDER THREAT OF CONDEMNATION. Any sale or conveyance by
          -------------------------------------
          Landlord to any person or entity having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking by eminent domain under this Section 13.

    13.4. AWARDS AND DAMAGES. All payments made on account of any taking by
          ------------------
          eminent domain shall be made to Landlord, except that provided it is separately designated in the award, Tenant shall be entitled to any and all awards or payments made in the condemnation proceedings in respect to any damage to (a) Tenant's leasehold interest, (b) any improvements constructed on the Premises by Tenant and, (c) Tenant's trade fixtures and equipment. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the to the Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefore by the condemning authority. Landlord shall pay any amount in excess of such severance damages required to complete such repair.

    13.5. ARBITRATION. If a dispute arises concerning the extent to which a
          -----------
          taking by condemnation renders the Premises unsuitable for continued occupancy and use by Tenant, and such dispute is not resolved within thirty (30) days after one party delivers to the other a written notice invoking the provisions of this Section 13.5, then such dispute shall be submitted to arbitration in Santa Barbara, California, in accordance with the then-existing rules of the American Arbitration Association. The decision of the arbitrator shall be final and judgment thereon may be entered in a court of competent jurisdiction.

14. ASSIGNING SUBLETTING AND HYPOTHECATING
    --------------------------------------

    14.1. LANDLORD'S CONSENT REQUIRED. Tenant shall not voluntarily or by
          ---------------------------
          operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises, without Landlord's prior written consent, which Landlord shall not unreasonably withhold. Landlord shall respond to Tenant's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease.

    14.2. TENANT AFFILIATE. Notwithstanding the provisions of Section 14.1
          ----------------
          hereof, Tenant may assign or sublet the Premises, or any portion thereof, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises, provided that the assignee assumes, in full, the obligations of Tenant under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Tenant under the terms of this Lease.

    14.3. APPLICATIONS FOR LANDLORD'S CONSENT.  If Tenant desires to assign this
          -----------------------------------
          Lease or to sublet all or any portion of the Premises, then Tenant first shall request Landlord's consent therefor, and shall submit to Landlord in writing (a) the name of the proposed subtenant or assignee; (b) the nature of the proposed subtenant's or asignee's business to be carried on in the Premises; (c) all of the terms and provisions of the proposed sublease or assignment; (d) such reasonable financial information as

          Landlord may request concerning the proposed subtenant or assignee, including but not limited to a balance sheet as of a date within ninety (90) days of the request for Landlord's consent, statements of income or profit and loss for the two-year period preceding the request for Landlord's consent and a written statement in reasonable details as to the business experience of the proposed subtenant or assignee during the five (5) years preceding the request for Landlord's consent; and (e) the name and address of subtenant's or assignee's present or previous landlord.

          14.3.1. Guaranty by Parent/Affiliate. Landlord, as a condition to
                  ----------------------------
                  granting such consent, may require that the obligations of any assignee which is a subsidiary or affliate of another corporation be guaranteed by the parent or controlling corporation.

          14.3.2. Subject to Lease. Any sublease, license, concession, franchise
                  ----------------
                  or other permission to use the Premises shall be expressly subject and subordinate to all applicable terms and conditions of this Lease.

     14.4. ASSUMPTION BY ASSIGNEE. Each permitted assignee or transferee of this
           ----------------------
           Lease shall assume all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent, and for the due performance of all the terms, covenants, conditions and agreements to be performed by Tenant hereunder; provided, however, that a transferee other than an assignee shall be liable to Landlord for rent only in the amount set forth in the assignment or transfer. no assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a counterpart of such assignment satisfactory in substance and form to Landlord, consistent with the requirements of this Section 14.4.

     14.5. REIMBURSEMENT OF EXPENSES.  Concurrently with Landlord's consent to a
           -------------------------
           proposed assignment or subletting, and as a condition thereto, Tenant shall reimburse Landlord for the reasonable costs and expenses, including attorneys' fees, incurred by Landlord in connection with the processing and documentation of the proposed transfer, assignment or sublease.

     14.6. CONTINUING OBLIGATION. No assignment or subletting by Tenant shall
           ---------------------
           relieve Tenant of its obligations under this Lease, and Tenant shall remain fully responsible to Landlord for the performance of all its obligations under this Lease, regardless of any assignment or subletting. any such transfer, assignment or subletting shall be subject to all of the terms and conditions of this Lease, and each successive transfer, assignment or subletting shall be made only upon like conditions.

15. DEFAULTS
    --------

     15.1. DEFAULTS BY TENANT. The occurrence of any one or more of the
           ------------------
           following events shall constitute a material default and breach of this Lease by Tenant:

               a) the vacating or abandonment of the Premises by Tenant for more than thirty (30) days.

               b) the failure of Tenant to make any payment of rent or any other payment required to be made for more than thirty (30) days by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant. in the event that Landlord serves Tenant with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this section.

     15.2. BREACH OF COVENANT: ABANDONMENT, ETC. If Tenant (a) defaults in
           ------------------------------------
           fulfilling any of the other covenants or conditions of this Lease, or
           (b) abandons the Premises; provided, however, that a default which is capable of being cured shall not constitute an Event of Default unless Landlord has given notice of such default to Tenant and Tenant has failed to cure such default within ten (10) days after its receipt of such notice or, in the case of a default which cannot with due diligence be cured within a period of ten (10) days, if the Tenant has failed to proceed promptly after the service of such notice to prosecute the curing of such default with all due diligence within a reasonable period of time.

     15.3. INSOLVENCY OF TENANT If (a) Tenant makes an assignment for the
           --------------------
           benefit of creditors; or (b) a voluntary or involuntary petition is filed by or against the Tenant under any law having for its purpose the adjudication of the Tenant as bankrupt, or the extension of time of payment, composition, adjustment, modification, settlement or satisfaction of the liabilities of the Tenant, or to which any property of the Tenant may be subject and, if the petition is involuntary, if said petition is granted; or (c) a receiver is appointed for the Premises by reason of the insolvency or alleged insolvency of the Tenant and said receiver is not discharged within ten (10) days, or upon the hearing of a timely filed petition to dismiss or otherwise terminate the receivership, whichever occurs later; or (d) any department of the state or federal govemment, or any officer thereof duly authorized shall take possession of the Premises and the improvements thereon by reason of the insolvency of the Tenant and the taking of possession is followed by a legal adjudication of the insolvency, or bankruptcy, or receivership of Tenant.

     15.4. DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord
           -------------------
           fails to perform material obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name shall have been furnished to Tenant in writing, and specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently prosecutes the same to completion.

16. LANDLORD'S REMEDIES
    -------------------

    Upon the occurrence of any Event of Default:

     16.1. TERMINATION. Landlord may, at Landlord's election, terminate this
           -----------
           Lease by giving Tenant such notice as is required by Section 1161 of the California Code of Civil Procedure, or any successor statute. On the giving of any such notice, this Lease shall be terminated and the same shall expire as fully and completely as if the day of such notice were the date herein specifically filed for the expiration of the Lease Term, and all of Tenant's rights in the Premises and in all improvements situated thereon shall terminate. Promptly after receiving notice of termination, Tenant shall surrender and vacate the Premises and all such improvements in broom-clean condition, and Landlord may reenter and take possession of the Premises and all remaining improvements and eject all parties in possession (other than subtenants not in default whose possession Landlord had agreed not to disturb) or eject some and not others, or eject none. Termination of this Lease pursuant to this Section 16.1 shall not relieve Tenant from the payment of any sum then due to Landlord or from any claim for damages previously accrued or then accruing against Tenant.

     16.2. REENTRY WITHOUT TERMINATION. Landlord may, at Landlord's election,
           ---------------------------
           reenter the Premises and, without terminating this Lease, at any time, and from time to time relet the Premises and improvements or any part of them for the account and in the name of Tenant or otherwise. Any reletting may be for the remainder of the Lease Term or for a longer or shorter period. Landlord may execute any leases made under this provision in Landlord's name and shall be entitled to all rents from the use, operation, or occupancy of the Premises or improvements or both. Tenant shall nevertheless pay to Landlord on the due date specified in this Lease the equivalent of all sums required to be paid by Tenant under this Lease, plus Landlord's expenses, but less the proceeds of any reletting or attornment. No act by or on behalf of Landlord under this provision shall constitute a termination of this Lease unless Landlord gives notice of termination pursuant to Section 16.1, above.

     16.3. RECOVERY OF RENT. Landlord shall be entitled at Landlord's election
           ----------------
           to each installment of rent or to any combination of installments for any period before temmination, plus late charges and interest as provided by Section 3.3.3, above. The proceeds of any reletting or attornment shall be applied, when received, first to the out-of-pocket costs and expenses incurred by Landlord in recovering possession of the Premises and/or effecting such reletting, including but not limited to attorneys' fees, court costs, brokerage commissions and any costs of remodeling or renovation, second to any amounts then due and unpaid by Tenant under this Lease, to the extent that such proceeds for the period covered do not exceed the amount due from and charged to Tenant for the same period, and any remaining balance shall be held for the account of Tenant.

     16.4. LANDLORD'S DAMAGES. Landlord shall be entitled, at Landlord's
           ------------------
           election, to recover from Tenant all damages suffered by Landlord as a result of Tenant's default, including without limitation the worth at the time of the award (computed in accordance with paragraph (b) of Section 1951.2 of the California Civil Code) of the amount by which the rent then unpaid for the balance of the Lease Term exceeds the amount of such rental loss for the same period which the Tenant proves could be reasonably avoided by Landlord.

     16.5. ASSIGNMENT OF SUBRENTS. Tenant assigns to Landlord all subrents and
           ----------------------
           other sums becoming due from subtenants, licensees and concessionaires (referred to collectively herein as "subrents") during any period in which Landlord has the right under this Lease, whether exercised or not, to reenter the Premises on account of a default by Tenant, and Tenant shall not have any right to such sums during that period. This assignment is specifically subject and subordinate to any and all assignments of the same subrents and other sums made to a leasehold mortgagee under any leasehold mortgage permitted by the provisions of this Lease. Landlord may at Landlord's election reenter the Premises and improvements, without terminating this Lease, and either collect these sums or bring an action for the recovery of such sums from the obligors.

     16.6. POWER OF RECEIVER. Landlord shall have the right to obtain the
           -----------------
           appointment of a receiver to take possession of the Premises and/or to collect the rents or profits derived therefrom, and Tenant irrevocably agrees that any such receiver may, if it be necessary or convenient in order to collect such rents and profits, conduct the Business then being carried on by Tenant on said Premises and that said receiver may take possession of any personal property belonging to Tenant and used in the conduct of such business, and may use the same in conducting such business on the Premises to Tenant for such use. Neither the application for nor the appointment of such a receiver shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given by Landlord as provided in Section 16.1, above.

     16.7. REMEDIES CUMULATIVE AND NOT EXCLUSIVE. The rights, powers and
           -------------------------------------
           remedies of Landlord hereunder shall be in addition to all rights, powers and remedies given by statute, rule of law and in equity, and all such remedies shall be cumulative. The exercise of any one or more such right, power and remedy shall not be construed as a waiver or election by Landlord of any other rights, powers or remedies of Landlord under any provision of law or this Lease.

     16.8. RIGHTS AND REMEDIES NOT WAIVED. No course of dealing between Tenant
           ------------------------------
           and Landlord or any failure or delay on the part of the Landlord in exercising any rights or remedies pursuant to law or arising pursuant to this Lease shall operate as a waiver of any rights or remedies of Landlord. Neither the subsequent acceptance by Landlord of any amounts paid to it on account of or with respect to amounts owed by Tenant pursuant to this Lease, or the application of any such amounts in reduction of outstanding rent or other obligations due from Tenant shall constitute a waiver or cure of default, other than default in the timely payment of the amount so accepted, regardless of Landlord's knowledge of the preceding breach. Landlord's acceptance of rent or any other payment after termination of this Lease shall not entitle Tenant to have this Lease reinstated. Any waiver, express or implied, by any party hereto, of any breach by any party of any covenant or provision of this Lease, shall not be or be construed as a waiver of any subsequent breach of the same or any other provision of this Lease.

17. LANDLORD'S RIGHT TO CURE DEFAULTS
    ---------------------------------

    Subject to the provisions of Sections 15.1 and 15.2, Landlord, at any time after Tenant commits a default in the performance of any of Tenant's obligations under this Lease, shall be entitled to cure such default, or to cause such default to be cured, at the sole cost and expense of Tenant. If, by reason of any default by Tenant, Landlord incurs any expense or pays any sum, or performs any act requiring Landlord to incur any expense or to pay any sum, including attorneys fees and reasonable costs and expenses paid or incurred by Landlord in order to prepare and post or deliver any notice permitted or required by the provisions of this Lease or otherwise permitted or contemplated by law, to appear in any bankruptcy or insolvency proceedings, or otherwise to enforce any of its rights under this Lease, then the amount so paid or incurred by Landlord shall be immediately due and payable to Landlord by Tenant as additional rent. Tenant hereby authorizes Landlord to deduct said sums from any Security Deposit held by Landlord. If there is no Security Deposit, or if Landlord elects not to use any such Security Deposit, then such sums shall be paid by Tenant immediately upon demand by Landlord, and shall bear interest at the highest rate then permitted by law from the date on which such demand is made until paid in full.

18. SUBORDINATION OF LEASE: ESTOPPEL
    --------------------------------

    18.1. SUBORDINATION: ESTOPPEL CERTIFICATES. Tenant shall execute,
          -------------------------------------
          acknowledge and deliver to Landlord upon request:

          18.1.1. Subordination. Such documents and instruments as may be
                  -------------
                  necessary to subordinate this Lease to (a) any mortgages or trust deeds that now exist or may hereafter be placed upon the Premises by Landlord, (b) to any and all advances made or to be made thereunder, (c) to the interest on all obligations secured thereby, and (d) to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that in each case the mortgagee or beneficiary named in any such mortgage or trust deed shall agree in writing that, as long as Tenant performs its obligations under this Lease, no foreclosure or deed in lieu of foreclosure, or sale under the encumbrance or other procedures to enforce the rights incident thereto, shall affect Tenant's rights under this Lease.

          18.1.2. Estoppel. An estoppel certificate certifying in effect that
                  --------
                  this Lease is in full force and effect, that Landlord is not in default hereunder, that Tenant claims no offsets or other amounts against Landlord, and such other information as Landlord may reasonably request.

     18.2. FAILURE TO DELIVER. If Tenant fails to execute, acknowledge and
           ------------------
           deliver any such subordination instrument or estoppel certificate, then in addition to other available remedies, Landlord may execute, acknowledge and deliver the instrument as the attorney-in-fact of Tenant and in Tenant's name and place, and Tenant hereby irrevocably makes, constitutes and appoints Landlord, its successors and assigns, such attorney-in-fact for that purpose.

     18.3. ATTORNMENT. Tenant shall attorn to any purchaser at any foreclosure
           ----------
           sale or to any grantee or transferee designated in any deed given in lieu of foreclosure.

     18.4. FINANCIAL STATEMENTS. Tenant from time to time upon request shall
           --------------------
           deliver to Landlord such financial statements as are customarily prepared by Tenant if requested by a prospective lender or purchaser in connection with a proposed sale or refinancing of the Property. To the extent prepared by Tenant, such financial statements shall include the most recent balance sheet prepared by Tenant and income and loss statements for the two (2) most recently completed fiscal years. All such financial statements shall be received and held by Landlord in confidence and shall be used only for the purposes contemplated by this Section 18.4, but Landlord may furnish such financial statements to any prospective lender or purchaser.

19. SIGNS AND ADVERTISING
    ---------------------

    To display its trade name, Tenant may place and maintain on the exterior of the Premises a sign reasonably approved by Landlord, which sign shall conform to the reasonable requirements of Landlord as to size and format; provided, Landlord shall coordinate and bear the cost of removing Tenant's sign from the north side of the Existing Building and erecting one or more signs or monuments at the Property to display Tenant's corporate name in a prominent manner. In addition, Tenant shall be entitled to display its name and the names of a reasonable number of its principals in any building directory. No other signs, advertisements, notices or other exterior decoration or personal property of Tenant shall be placed upon or displayed by Tenant on any part of the building or the windows of the Premises, or upon or about the exterior of the Premises, without the prior written consent of Landlord.

20. LANDLORD'S ENTRY ON PREMISES
    ----------------------------

    20.1. RIGHT OF ENTRY. Landlord and its authorized representatives shall have
          --------------
          the right to enter the Premises at all reasonable times in order (a) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) to do any necessary maintenance, repairs, restoration or remodeling to the building or the Premises that Landlord has the right or obligation to perform; (c) to serve, post, and keep posted any notices required or allowed under the provisions of this Lease, including "For Rent" or "For Lease" notices during the last six (6) months of this Lease, or during any period while Tenant is in default, and any notices provided by law for the protection of Landlord's interest in the Premises; and
          (d) to shore the foundations, footings, and walls of the building and to erect scaffolding and protective barricades around and about the building, but not so as to prevent entry to the Premises, and to do any other act or thing necessary for the safety or preservation of the Premises and the building if any excavation or other construction is undertaken or is about to be undertaken on any adjacent property or area.

     20.2. EXERCISE OF RIGHT.  Tenant shall not be entitled to an abatement or
           -----------------
           reduction of Minimum Monthly Rent on account of Landlord's entry pursuant to this Section 20, and Landlord shall not be liable for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of such entry, except damage resulting from the negligent or tortious acts or omissions of Landlord or its authorized representatives.

21. SALE OR TRANSFER OF PREMISES
    ----------------------------

    If Landlord sells or transfers all or any portion of the Premises or the Property, then on consummation of the sale or transfer, Landlord shall be released from any liability thereafter accruing under this Lease. If any Security Deposit or Prepaid Rent has been paid by Tenant and not applied toward Tenant's obligations under this Lease as of the time of such sale or transfer, then Landlord shall transfer the unapplied Security Deposit or Prepaid Rent To Landlord's successor and thereupon be discharged from further liability with respect thereto. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord's successors and assigns during their respective periods of ownership.

22. SURRENDER ON TERMINATION: HOLDING OVER
    --------------------------------------

    22.1. SURRENDER OF PREMISES.  At the expiration or sooner termination of the
          ---------------------
          Lease Term, Tenant shall return the Premises (except removable trade fixtures, furniture and equipment owned or installed by Tenant) to Landlord in good condition and repair, reasonable wear and tear excepted. If after expiration of the Lease Term Tenant holds the Premises, then such holding over shall be only a month-to-month tenancy and shall be subject to all of the conditions and agreements set forth in this Lease, and Tenant shall remain obligated to perform all other duties and obligations imposed on Tenant under this Lease.

    22.2. REMOVAL OF ALTERATIONS. By giving written notice to Tenant not less
          ----------------------
          than sixty (60) days before the expiration or termination of the Lease Term, Landlord may require Tenant to remove any alterations that Tenant has made to the Premises. If Landlord so delivers a notice, then Tenant at its sole cost and expense shall remove the alterations specified by Landlord in its notice, and shall make such repairs necessitated by the removal of said alterations as may be necessary to restore the Premises to good condition and repair, excepting only reasonable wear and tear, before the last day of the Lease Term.

23. GENERAL PROVISIONS
    ------------------

    23.1 NOTICES. All notices permitted or required under this Lease shall be in
         -------
         writing and shall be deemed to be delivered and received (a) when personally delivered, (b) on the date on which transmitted by facsimile or another similar electronic means generating a receipt evidencing a successful transmission, or (c) on the second(2nd) business day following the date on which sent by United States certified mail, postage prepaid, retum receipt requested, addressed to the party for whom intended at the address or facsimile number set forth on the signature page of this Lease, or such other address or facsimile number, notice of which is delivered in a manner permitted by this Section 25.1.

     23.2. JOINT AND SEVERAL LIABILITY. Each person or entity named as a Tenant
           ---------------------------
           in this Lease, or who hereafter becomes a party to this Lease as a tenant in the Premises or as an assignee of Tenant, shall be jointly and severally liable for the full and faithful performance of each and every covenant and obligation imposed up on Tenant under this Lease.

     23.3. NEGATION OF PARTNERSHIP.  Nothing in this Lease is intended and no
           -----------------------
           provision of this Lease shall be construed to make Landlord a partner of or a joint venture with Tenant, or associated in any other way with Tenant in the operation of the Premises, or to subject Landlord to any obligation, loss, charge or expense resulting from or attributable to Tenant's operation or use of the Premises.

     23.4. BINDINGS ON SUCCESSORS, ETC. This Lease shall be binding upon, and
           ---------------------------
           inure to the benefit of, each of the parties hereto, as well as their respective heirs, executors, administrators, representatives, successors and assigns.

     23.5. ARBITRATION. If any dispute arises under this Lease and is not
           -----------
           resolved within thirty (30) days after one party delivers to the other a written notice invoking the arbitration provisions of this
           Section 23.5, then such dispute shall be resolved by binding arbitration in the City of Carpinteria, California, under the rules then-obtaining of the American Arbitration Association. The decision of the arbitrator shall be final and binding, and judgment thereon may be entered in a court of competent jurisdiction. The costs and fees of the arbitration shall be borne in such manner as the arbitrator deems appropriate.

     23.6. FEES AND COSTS. If any action or other proceeding is commenced to
           --------------
           construe or enforce the rights created in this Lease, then the party prevailing in such action or proceeding shall be entitled to recover from each other party all costs and reasonable attorneys' fees set by the court or arbitrator, and the costs and fees incurred in enforcing any judgment entered therein. In addition to all other fees and charges imposed on Tenant under this Lease, if Tenant fails to pay any rent when due and Landlord consequently prepares a "Three Day Notice to Quit or Pay Rent," or any associated documents necessary or appropriate for undertaking to evict Tenant from the Premises, then Tenant shall be obligated to reimburse Landlord for the actual costs of preparing such Notice and other documents, but in any event not less than Fifty Dollars ($50.00)

     23.7. PARTIAL INVALIDITY. If any provision of this Lease or the application
           ------------------
           thereof to any circumstance shall be invalid or unenforceable to any extent, then the remainder of this Lease or the application of such term or provision to other circumstances shall not be affected thereby, and of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     23.8. COMPLETE AGREEMENT. This Lease (including the attachments and
           ------------------
           exhibits hereto) constitutes the entire agreement between the parties concerning Tenant's use of any portion of the Property, and supersedes all prior or contemporaneous understandings, whether oral or written. This Lease may not be modified or amended, except by a written instrument signed by the parties hereto

     23.9. BROKERS. Landlord and Tenant represent and warrant to each other that
           -------
           (a) no person is entitled to receive any commission, brokers' fee, or other similar amount as a result of the execution of this Lease.

    23.10. EFFECTIVE DATE. The effective date of this Lease shall be October 1,
           --------------
           1996.

                   (Signatures appear on the following page).

IN WITNESS WHEREOF the parties hereto have executed this Lease, effective on the date set forth above


"LANDLORD":

For BLUFFS GROUP III, a California limited partnership

By John King, General Partner


For Notices:

Bluffs Group III, John King 290 Pismo Street, San Luis Obispo California 93401 Telephone 806.544.4444 Facsimile 805.544.5637



"TENANT":
For DIGITAL SOUND CORPORATION, a California corporation


By B. Robert Suh, Vice President/CFO


For Notices:

Digital Sound Corporation, B. Robert Suh, 6307 Carpintena Ave., Carpintena, CA 93013
Telephone 805.566.2003 Facsimile 805.566.1420

September 4, 1996



John King
King Ventures
Pismo Street
San Luis Obispo, CA 93401



Dear John,

In light of our agreement that Digital Sound will now be responsible for certain tenant improvements, the following amendments to the lease agreement between Bluffs Group III ("Landlord") and Digital Sound Corporation ("Tenant") for 6307 Carpinteria Avenue ("Property") must be agreed. Below are the revised terms and conditions (including paragraph numbers consistent with the original lease document) that we verbally discussed and agreed:


1.2.1  New Addition and Tenant Improvements in Existing Building:
       ---------------------------------------------------------

     To construct at the Existing Building on or before October 1, 1996, at Landlord's sole cost and expense, the Tenant Improvements described in Exhibit C to this Lease (the "Tenant Improvements). Tenant shall cooperate reasonably with Landlord, its architect, and its construction contractors to enable Landlord to complete such Tenant Improvements in a prompt fashion.

     The Tenant Improvements described in Exhibit C will be accomplished in agreement with the scheduled occupancy date. Any costs borne by Tenant associated with the failure to complete these changes by the Landlord will be offset against rents due.

     The finish and quality of the Tenant Improvements will be consistent with the level and style in the other portion of the premise. Tenant will review and approve the proposed finish schedules.


1.2.4  Additional Buildings:
       ---------------------

     Tenant will have the right of first refusal to lease any additional buildings built on the property within 48 months of the execution of the lease, with the exception of the two buildings currently under negotiation with MetaTools (as defined as buildings 1 and 2 in exhibit B).


2.1.1  Early Termination:
       -----------------
     Either the Landlord or Tenant may terminate the lease for any reason with twelve (12) months written notice delivered to and confirmed by the other party after October 1, 2000.


3.1    Minimum Monthly Rent:
       --------------------

     Beginning on January 1, 1997, Tenant shall pay to Landlord minimum monthly rent ("Minimum Monthly Rent") for the Property based upon the square footage occupied by the Tenant and per the rent scale as noted below:

Prior Year Revenue is
---------------------
Greater than
------------
or Equal to:               but           Less Than:                 Rent/SF/Month
------------                             ----------                 -------------
                                              $30,000,000                        $1.00
     $30,000,000                         $45,000,000                      $1.10
     $45,000,000                         $60,000,000                      $1.20
     $60,000,000                         $75,000,000                      $1.30
     $75,000,000                         $90,000,000                      $1.40
     $90,000,000                                                          $1.50

     The rent scale is based upon the Tenant's prior year published audited annual revenue (For example, if the Tenant's prior year annual revenue was $80,000,000, then the Minimum Monthly Rent would be $1.40 per square foot occupied per month). Landlord and Tenant shall endeavor to agree upon the actual number of such square feet occupied by the Tenant. If they are unable to agree within seven (7) days, then each shall designate an architect, and the two architects so selected shall determine (in accordance with customary practice for measuring space in similar buildings) the actual number of square feet of space occupied by the Tenant.

3.4         Adjustment to Minimum Monthly Rent:
            ----------------------------------

     The rent per square foot per month will be adjusted annually according to the table noted in Section 3.3 beginning on March 1, 1997 and every March 1 thereafter through the term of the Lease (the rate will be in effect for a twelve (12) month period beginning on March 1st and ending on February 28th/29th of the following year).

3.4.1  Minimum Commitment:
       ------------------

     If Tenant's 1998 revenue does not exceed $60,000,000, then Tenant will commit to a monthly rate of $1.30 for the period of March 1, 1999 through February 28, 2000 and if Tenant's 1999 revenue does not exceed $75,000,000, Tenant will commit to a monthly rate of $1.40 for the period of March 1, 2000 through February 28, 2001.

3.4.2  Upward Only Adjustment to Minimum Monthly Rent:
       ----------------------------------------------
     Once a given rent per square foot per month is achieved or committed to by Tenant, then adjustments to this rate can never lower the rent per square foot per month, except:

     In the event that the construction of additional buildings on the property negatively impacts the view, parking or access to the leased premises, the lease rate will be reduced. The amount of reduction will be appropriate for the degree of impact which will be determined by good faith negotiation At least two independent appraisals will be used if agreement cannot be reached.

4.2.1  "Common Areas":
        ------------

     shall mean all areas and facilities within the exterior boundaries of the Property which are not specifically leased or specifically available for lease to Tenants and which are provided and designated by Landlord for general use and convenience of all tenants of the building and their respective agents, employees, patrons and invitees. Common areas shall include, without limitation, exterior walls and roofs, and all areas outside the exterior walls of demised premises (e.g. walkways, patios, landscaped areas, sidewalks, loading areas, parking areas and roadways).

     All parking areas, with the exception of a number of designated visitor parking positions, limited to 15 per building tenant, will be considered common areas.

19         Signs and Advertising:
           ---------------------

     To display its trade name, Tenant may place and maintain on the exterior of the Premises a sign reasonably approved by the City of Carpinteria and by Landlord, which sign shall conform to the reasonable requirements of Landlord as to size and format; provided, Landlord shall coordinate and bear the cost of removing Tenant's sign from the north side of the Existing Building and erecting one or more signs or monuments at the Property to display Tenant's corporate name in a prominent manner. In addition, Tenant shall be entitled to display its name and the names of a reasonable number of its principals in any building directory. No other signs, advertisements, notices or other exterior decoration or personal property of Tenant shall be placed upon or displayed by Tenant on any part of the building or the windows of the Premises, or upon or about the exterior of the Premises, without the prior written consent of Landlord.

     Tenant has the option of replacing the existing sign on the North wall of the building if in the Tenant's sole opinion, the proposed monument sign does not adequately project the appropriate company image. Tenants to mutually agree on final signage with City of Carpinteria's approval.

23.10  Effective date:
       ---------------

       The effective date of this lease shall be the earlier of the date when Tenant vacates the approximately 15360 square feet currently occupied in the east portion of the building, or January 31, 1997.

23.11  New buildings:
       --------------
       Other than Buildings 1 and 2 defined in Exhibit B, no new buildings will be added to the property before October 1, 2000 without Tenant's written consent.
Tenant agrees that the initial rent per square foot per month effective January 1, 1997 will be $1.00 and will be adjusted according to the rent scale on March 1, 1997. In the event the Landlord is able to secure new permanent financing for the Property prior to January 1, 1997, then the rate of $1.30 per square foot per month will take effect upon the effective date of such new financing.

The above mentioned amendments to the Lease replace and supersede paragraphs and sub paragraphs contained within sections 1.2.1, 3.1, 3.4, 4.1, 4.2.1, 19 and
23.10 and add paragraphs 1.2.4, 2.1.1 and 23.11.


         Truly,

         B. Robert Suh
         Vice President & CFO
         DIGITAL SOUND CORPORATION

         Agreed to by:
         John King
         General Partner
         BLUFFS GROUP III